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                                                                   Exhibit 10(t)

                        NON-RECOURSE GUARANTY AGREEMENT


         THIS NON-RECOURSE GUARANTY AGREEMENT (the "Guaranty") made as of June 6, 1997, by and between REGENT COMMUNICATIONS, INC., a Delaware corporation (formerly known as JS COMMUNICATIONS, INC.) (the "Guarantor"), and CITICASTERS CO., an Ohio corporation (the "Beneficiary").


                              W I T N E S S E T H:

         WHEREAS, Beneficiary has agreed, subject to certain terms and conditions, to extend credit and financial accommodations to Regent Broadcasting of San Diego, Inc., a Delaware corporation (the "Borrower"), pursuant to the terms and conditions of a Promissory Note for no more than $6,000,000 plus interest (the "Note"); and

         WHEREAS, Guarantor will be benefited directly by the credit and financial accommodations extended to Borrower by Beneficiary, and is willing to execute this Guaranty in order to induce Beneficiary to extend such credit and accommodations.

         NOW, THEREFORE, Guarantor hereby unconditionally absolutely and irrevocably guarantees to Beneficiary the full and prompt payment when due (whether at maturity by acceleration or otherwise) of all loans, advances, indebtedness or other obligations of the Company owed to Citicasters under the promissory note of the Company to Citicasters of even date herewith (the "Note"), and all expenses and attorneys' fees incurred by Citicasters under this agreement or any other document or instrument related thereto. All of the above are collectively called the "Obligations." Provided, however, notwithstanding anything to the contrary herein or in the Terms and Conditions attached hereto, the Guarantor's liability under this Guaranty shall be limited as follows: Beneficiary agrees that in no event shall any monetary deficiency judgment for any such amounts be sought or secured against Guarantor, it being the intention of the parties that the only recourse of Beneficiary for the satisfaction of the Obligations shall be against the Securities (as defined in the Stock Pledge Agreement of even date between Guarantor and Beneficiary). Notwithstanding the foregoing, Guarantor shall be fully liable to Beneficiary for: (i) all damages suffered by Beneficiary on account of fraud or misrepresentation committed by Borrower or Guarantor and (ii) for personal property taxes, assessments, and all other liens and charges on the collateral for the Obligations which may become due and payable and are not paid.

         THIS NON-RECOURSE GUARANTY AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS ATTACHED HERETO, WHICH ARE INCORPORATED HEREIN AND
ARE AN INTEGRAL PART OF THIS AGREEMENT.




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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be executed as of the day and year first above written.


                                              GUARANTOR: REGENT COMMUNICATIONS,
                                                         INC.


                                              By:
                                                 -------------------------------
                                              Its:
                                                  ------------------------------


COMMONWEALTH OF KENTUCKY                    )
                                            )  ss:
COUNTY OF KENTON                            )


         BEFORE ME, a Notary Public, in and for said State, personally appeared __________________ , the of Regent Communications, Inc., who acknowledged that he/she did sign the foregoing instrument and that the same is his or her free act and deed, on behalf of the corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at __________ this _______ day of _______________, 1997.



                                            -----------------------------------
                                            Notary Public


         Accepted as of ____________, 1997.


                                     BENEFICIARY:

                                     CITICASTERS CO.


                                     By:      _________________________________

                                     Its:     _________________________________



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                              TERMS AND CONDITIONS
                                       of
                        NON-RECOURSE GUARANTY AGREEMENT
                             of the Obligations of
                            JS Communications, Inc.


         THESE TERMS AND CONDITIONS GOVERN EACH NON-RECOURSE GUARANTY AGREEMENT INTO WHICH THEY ARE INCORPORATED, AND ARE AN INTEGRAL PART OF SUCH NON-RECOURSE GUARANTY AGREEMENT.



         1. To the extent of the Obligations outstanding at any time, any payment by any other guarantor shall not reduce Guarantor's maximum obligations hereunder. In the absence of any termination of this Guaranty in writing by Beneficiary, Guarantor agrees that nothing shall discharge or satisfy Guarantor's obligations created hereunder except for the full payment and performance of the Obligations. A successor of Borrower, including Borrower in its capacity as debtor in a bankruptcy reorganization case, shall not be considered to be a different person than Borrower; and this Guaranty shall apply to all Obligations incurred by such successor.

         2. Guarantor agrees that Guarantor is directly and primarily liable to Beneficiary and that the Obligations hereunder are independent of the Obligations of Borrower, or of any other guarantor. The liability of Guarantor hereunder shall survive discharge or compromise of any Obligation of Borrower in bankruptcy or otherwise. As a condition to payment or performances by Guarantor under this Guaranty, Beneficiary shall not be required to prosecute or seek to enforce any remedies against Borrower or any other party liable to Beneficiary on account of the Obligations, or, subject to page 1 of this Guaranty, to seek to enforce or resort to any remedies with respect to any collateral granted to Beneficiary by Borrower or any other party on account of the Obligations.

         3. Beneficiary may, without notice or demand and without affecting its rights hereunder, from time to time renew, extend, accelerate or otherwise change the amount of, the time for payment of, or other terms relating to, any or all of the Obligations, or otherwise modify, amend or change the terms of the Note or any other document or instrument relating to the Obligations, take and hold collateral for the payment of the Obligations guaranteed hereby, and exchange, enforce, waive, and release any such collateral, and to apply such collateral and direct the order or manner of sale thereof as Beneficiary in its discretion may determine. Guarantor waives any defense arising out of Beneficiary's impairment of any collateral, including the failure to record or perfect the Beneficiary's interest in the collateral.

         4. Guarantor hereby waives all defenses, counterclaims and off-sets of any kind or nature, arising directly or indirectly from the present lack of validity, binding effect and/or enforceability of the Note.

         5. Guarantor hereby waives any defense arising by reason of any claim or defense based upon an election of remedies by Beneficiary, which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor's rights of contribution or reimbursement, and/or any other



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rights of the Guarantor to proceed against any other guarantor, or against any other person or any collateral. Guarantor waives all presentments, demands for performance or payment, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or nonpayment, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations, and all other notices or formalities to which Guarantor may be entitled. Guarantor hereby irrevocably waives all legal and equitable rights to recover from Borrower any sums paid by the Guarantor under the terms of this Guaranty, including without limitation all rights of subrogation and all other rights that would result in Guarantor being deemed a creditor of Borrower under the federal Bankruptcy Code or any other law.

         6. The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporation action, and will not violate any provision of law or regulation applicable to the Guarantor, or the certificate of incorporation, regulations or bylaws of Guarantor, or any writ or decree of any court or governmental instrumentality, or any instrument or agreement to which the Guarantor is a party or by which the Guarantor may be bound; this Guaranty is a legal, valid and binding obligation of said Guarantor, enforceable in accordance with its terms; and there is no action or proceeding before any court or governmental body agency now pending which materially adversely affect the condition (financial or otherwise) of the Guarantor.

         7. Each of the following shall constitute an "Event of Default" under this Guaranty:

                  (a) The occurrence of an Event of Default under the terms of the Note, or the failure by the Guarantor to observe and perform any covenant, condition, or agreement under this Guaranty, or the failure of any representation or warranty of the Guarantor contained in this Guaranty to be true when given.

                  (b) The commencement by the Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of the Guarantor in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Guarantor or for any substantial part of Guarantor's property, or ordering the wind-up or liquidation of Guarantor's affairs; or the filing and pendency for 60 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Guarantor of any general assignment for the benefit of creditors; or the failure of the Guarantor generally to pay Guarantor's debts as such debts become due; or the taking of action by the Guarantor in furtherance of any of the foregoing.

                  (c) The revocation or attempted revocation of this Guaranty by Guarantor before the termination of this Guaranty as provided in Section 1 hereof or the assignment or attempted assignment of this Guaranty by Guarantor.

         8. (a) Whenever any Event of Default as defined herein shall have happened, the Beneficiary, in its sole discretion, may take the remedial action specified on page 1 of this Guaranty with respect to the Securities and the Stock Pledge Agreement.


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                  (b) If the Beneficiary should employ attorneys or incur other expenses for the enforcement of this Guaranty, the Guarantor, on demand therefor, shall reimburse the reasonable fees of such attorneys and such other expenses to the extent permitted by law.

                  (c) No delay or omission to exercise any right or remedy shall be construed to be a waiver thereof, but any such right or remedy may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

         9. Guarantor is presently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that Guarantor will continue to keep informed of such matters, and hereby waives Guarantor's right, if any, to require Beneficiary to disclose any present or future information concerning such matters including, but not limited to, the release of or revocation by any other guarantor.

         10. All indebtedness and liability now or hereafter owing by Borrower to Guarantor is hereby postponed and subordinated to the Obligations of Borrower to Beneficiary; and such indebtedness and liability to Guarantor, if Beneficiary so requests, shall be collected, enforced and received by Guarantor as trustee for Beneficiary and be paid over to Beneficiary on account of the Obligations.

         11. This Guaranty shall continue in full force and effect until the Obligations as listed on page 1 of this Guaranty are fully paid, performed and discharged, all payments by Borrower to Beneficiary are no longer subject to any right on the part of any person whomsoever, including but not limited to any trustee in bankruptcy, to recover any of such payments, and this Guaranty has been terminated by Beneficiary. If any such payments are so set aside or settled without litigation, all of which is within Beneficiary's discretion, Guarantor shall be liable for the full amount Beneficiary is required to repay plus costs, interest, reasonable attorneys' fees and any and all expenses which Beneficiary paid or incurred in connection therewith.

         12. Any notices under or pursuant to this Guaranty shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested or by recognized overnight delivery courier service, addressed as follows:

                  To Guarantor:       JS Communications, Inc.
                                      Attn: Terry Jacobs
                                      50 East RiverCenter Boulevard, Suite 180
                                      Covington, Kentucky 41011
                                      Fax: (606) 292-0352



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                  With a copy to:  Strauss & Troy
                                   Attn:  Alan C. Rosser, Esq.
                                   2100 PNC Center
                                   201 East Fourth Street
                                   Cincinnati, OH 45202
                                   Fax: (513) 241-8289

                  To Beneficiary:  Citicasters Co.
                                   Attn:  Randy Michaels, President
                                   50 East RiverCenter Boulevard, Suite 180
                                   Covington, Kentucky 41011
                                   Fax: (606) 655-9354

                  With a copy to:  Graydon, Head & Ritchey
                                   Attn:  John J. Kropp, Esq.
                                   1900 Fifth Third Center
                                   511 Walnut Street
                                   Cincinnati, OH 45202
                                   Fax:  (513) 651-3836

         Either party may change such address by sending notice of the change to the other party.

         13. This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Guaranty is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof; neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought. As the context requires, the singular shall include the plural and one gender shall include one or both other genders. This Guaranty may be assigned to any third party by Beneficiary without Guarantor's consent and shall inure to the benefit of the Beneficiary's successors and assigns and shall be binding upon the heirs, executors, administrators and successors of the Guarantor. This Guaranty is nonassignable by the Guarantor. If any provision of this Guaranty or the application thereof to any person or circumstance is held invalid, the remainder of this Guaranty and the application thereof to other persons or circumstances shall not be affected thereby. This Guaranty shall be governed by and construed in accordance with the law of the Commonwealth of Kentucky. Any action brought pursuant to this Guaranty must be brought and prosecuted as to all parties in, and each of the parties hereby consents to service of process, personal jurisdiction, and venue in, the state and Federal courts of general jurisdiction located in Kenton County, Kentucky. GUARANTOR AND BENEFICIARY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS RELATED THERETO.



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         14. The maximum aggregate liability of Guarantor hereunder (exclusive of interest) shall be Six Million Dollars ($6,000,000). This Guaranty shall terminate on the earlier of: (a) payment of the Obligations; (b) delivery of the Securities to the Beneficiary; or (c) April 15, 2017, provided that such termination shall not affect the liability of the Guarantor with respect to Obligations created or incurred prior to such termination date, or extensions or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to, such Obligations on or after such date of termination.




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